Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-83937 of Audio Book Club, Inc. on Form S-3 of our report dated March 22, 1999, appearing in the Annual Report on Form 10-KSB of Audio Book Club, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
August 24, 1999


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